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                                                                  Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Post-Effective Amendment on Form S-8 (No. 333-81123) and Form S-8 (No. 33-34925, 33-34926,
33-38446, 33-46639, 33-46640, 333-19043, 333-21555, 333-36041, 333-72517 and
333-72567) of Medical Manager Corporation (formerly Synetic, Inc.) of our report dated August 27, 1999, relating to the consolidated financial statements of Medical Manager Health Systems, Inc. (formerly Medical Manager Corporation)
(not presented separately herein), which appears in the current report on Form 10-K of Medical Manager Corporation.



                                         PRICEWATERHOUSECOOPERS LLP


Tampa, Florida
September 28, 1999